Proposed business agreement between Sonic Jet and Gordon McGilton Partners:

This document is intended to confirm a discussion between Frank Kavanaugh and Gordon McGilton on or about October 30, 2002.

The terms of the agreement if accepted by both parties would be as follows:

For an initial period of four (4) months Gordon McGilton would agree to act as an independent contractor and advisor to the boat manufacturing company Sonic Jet, located in Stanton, California. Gordon would remain an outside contractor and continue to provide services to a limited number of other clients. During the term of this agreement Gordon would occasionally be required to travel to these other clients to provide services. Gordon might find it necessary to make or receive telephone calls from other clients during the time period of this agreement as well. Gordon would make every effort to minimize the effects of these events on Sonic Jet.

Gordon would assist the ownership and management of Sonic Jet in the following:

Documenting the design of the fire & rescue boat currently being offered for sale by Sonic Jet.

Designing and documenting the processes necessary to mass-produce the product currently being sold by Sonic Jet.

Re-branding the company and its products to create an improved image within the marketplace.

Re-staffing the company with the proper mix of experience and talent to accomplish the current aim of Sonic Jet.

Training the new and any remaining staff in the use of Profound Knowledge as a philosophy for operating a business.

Identify and implement an integrated business system that is appropriate for use by Sonic Jet.

Arranging relationships with vendors to supply the necessary goods and services to manufacture Sonic Jet fire & rescue boats.

Assisting the management and ownership of Sonic Jet in presenting the investment opportunity which Sonic Jet represents.


Gordon will commence providing these services on 12/03/02 and this agreement will terminate on 4/1/03.

Sonic Jet agrees to pay Gordon $12,000 per month for these services. In addition travel, lodging and other business expenses associated with providing services to Sonic Jet will be paid by Sonic Jet. The payments will commence within 15 days of the signing of this agreement. Since the fees being charged by Gordon are significantly less than his customary rates, for services of this type, the following non-cash compensation will also be provided:

In addition to the aforementioned fees Sonic Jet also agrees to award Gordon 500,000 shares in Sonic Jet Performance, Inc.

Sonic Jet also agrees to sell and deliver to Gordon for the price of to be agreed a pleasure boat manufactured by Sonic Jet. This boat is currently located in South Carolina at a company affiliated with Sonic Jet. (TSG)

During the months that Gordon is required to be away from Sonic Jet working with other clients for a period of six (6) full calendar days or more Sonic Jet shall not have to pay the full monthly services fee to Gordon. All expenses incurred in association with providing services to Sonic Jet will be paid during this period. (After further thought, I would like to amend our agreement in this area to rationalize the fees so that they will be reduced only by the amount of time per month that I would not actually be on site at Sonic Jet. If I'm gone for one week, we reduce the fees by 25% for that month. It occurs to me that giving up a month of fees for a week of absence is a little costly. I trust that you'll agree.) All payments shall be made during, or before, the month in which the services are provided. All expenses will be reimbursed within 10 days of presentation of invoice to Sonic Jet.

This agreement can be terminated within thirty (30) days, without cause, by either party giving written notice of such a decision.

Sonic Jet management and owners in good faith agree to make available to Gordon McGilton any and all information necessary to complete the agreed to items listed above. Gordon McGilton is making this agreement with the belief that a full and complete disclosure of material issues about Sonic Jet's financial and other conditions has been provided by Sonic Jet management and ownership.

No performance guarantees are made or implied and all services will be provided on a best effort basis.

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Sonic Jet agrees that Gordon McGilton Partners and Gordon McGilton accept no liability on behalf of Sonic Jet, its employees, its management or Sonic Jet's products.

The ownership and/or management of Sonic Jet will provide all required resources both monetary and otherwise.

This agreement is entered into by:




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